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                                                                       Exhibit B
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                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Louis M. Bacon, hereby make constitute and appoint each of M. Elaine Crocker, Kevin F. Shannon and Stephen R. Nelson, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name (a) in my personal capacity or (b) in my capacity as Chairman and Chief Executive Officer of each of Moore Capital Management, Inc. and Moore Capital Advisors, LLC and their respective affiliates all documents, certificates, instruments, statements, filing and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including: (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or
Section 16(a) of the Act including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(f), and (c) any initial statements of, or states of changes in, beneficial ownership of securities on Form 3, From 4 or Form 5 and (2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 28th day of November, 1997.



                                                            /s/ Louis M. Bacon
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                                                            Louis M. Bacon



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